                                                                   EXHIBIT 10.36

                 RESEARCH COLLABORATION AND LICENSE AGREEMENT


                                     among


                             SCHERING CORPORATION,


                            SCHERING-PLOUGH, LTD.,


                                      and


                             MYRIAD GENETICS, INC.

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I
DEFINITIONS...............................................................         2

ARTICLE II
RESEARCH PROGRAM..........................................................         9

2.1 General...............................................................         9
2.2 Conduct of Research; Staffing and Research9
   2.2.1 Standards........................................................         9
   2.2.2 Staffing.........................................................         9
   2.2.3 Use of Research Funding..........................................         9
   2.2.4 Principal Scientists.............................................        10
   2.2.5 Annual Research Plans............................................        10
   2.2.6 Exclusivity......................................................        10
   2.2.7 Collaborative Efforts............................................        11
2.3 Committee.............................................................        11
   2.3.1 Committee Activities.............................................        11
   2.3.2 Composition of the Committee.....................................        11
   2.3.3 Membership.......................................................        12
   2.3.4 Meetings.........................................................        12
   2.3.5 Chairs and Issue Resolution......................................        12
   2.3.6 Minutes..........................................................        13
   2.3.7 Expenses.........................................................        13
2.4 Exchange of Information...............................................        13
2.5 Records and Reports...................................................        13
   2.5.1 Records..........................................................        13
   2.5.2 Copies and Inspection of Records.................................        14
   2.5.3 Quarterly Reports................................................        14
2.6 Research Information and Inventions...................................        14
2.7 License of Research Inventions........................................        15
2.8 Research Program Term.................................................        15

ARTICLE III
LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND
COMMERCIALIZATION.........................................................        16

3.1 License Grants........................................................        16
3.2 Option to Acquire Rights for Certain Other Cancer Genes...............        17
3.3 Non-Exclusive License Grant...........................................        17
3.4 Exchange of Information...............................................        18
3.5 Development and Commercialization.....................................        18
3.6 Excused Performance...................................................        19
3.7 Governmental Inspections..............................................        20
3.8 Notice of Adverse Reactions...........................................        20
3.9 Debarment.............................................................        20


ARTICLE IV
PAYMENTS; ROYALTIES AND REPORTS.......................................................    21

4.1 Research Program Funding..........................................................    21
4.2 EQUITY INVESTMENT.................................................................    21
4.3 GENE DISCOVERY TECHNOLOGY FEE.....................................................    21
4.4 Milestone Payments................................................................    21
4.5 Royalties.........................................................................    22
   4.5.1 Royalties Payable By Schering................................................    22
   4.5.2 Term of Royalty Obligation; Certain Conditions...............................    24
   4.5.3 Compulsory Licenses..........................................................    25
   4.5.4 Third Party Licenses.........................................................    25
4.6 Reports; Method of Payment; Payment Exchange Rate and Currency Conversions........    25
4.7 Maintenance of Records; Audits....................................................    26
4.8 Income Tax Withholding............................................................    27
4.9 Direct Affiliate Licenses.........................................................    28

ARTICLE V
PATENTS...............................................................................    28

5.1 Filing, Prosecution and Maintenance of Patents....................................    28
5.2 Option of Myriad to Prosecute and Maintain Patents................................    29
5.3 Enforcement.......................................................................    29
5.4 Third Party Infringement Suit.....................................................    31
5.5 Certification under Drug Price Competition and Patent Term Restoration Act........    31
5.6 Abandonment.......................................................................    32
5.7 Patent Term Restoration...........................................................    32
5.8 Notices...........................................................................    32

ARTICLE VI
CONFIDENTIALITY AND PUBLICATION.......................................................    32

6.1 Nondisclosure Obligation..........................................................    32
6.2 No Publicity......................................................................    34
6.3 Publication.......................................................................    34

ARTICLE VII
REPRESENTATIONS AND WARRANTIES........................................................    35

7.1 Representations and Warranties of Each Party......................................    35
7.2 Myriad's Representations..........................................................    36
7.3 Continuing Representations........................................................    37
7.4 No Inconsistent Agreements........................................................    38

ARTICLE VIII
INDEMNIFICATION AND LIMITATION ON LIABILITY...........................................    38

8.1 Indemnification by Schering.......................................................    38
8.2 Indemnification by Myriad.........................................................    38
8.3 Conditions to Indemnification.....................................................    38
8.4 Settlements.......................................................................    39
8.5 Limitation of Liability...........................................................    39
8.6 Insurance.........................................................................    39

ARTICLE IX
TERM AND TERMINATION...................................................................   40

9.1 Term and Expiration................................................................   40
9.2 Termination by Schering............................................................   40
9.3 Termination for Cause..............................................................   40
9.4 Effect of Termination on License...................................................   41
9.5 Effect of Termination..............................................................   42

ARTICLE X
MISCELLANEOUS..........................................................................   42

10.1 Assignment........................................................................   42
10.2 Governing Law.....................................................................   43
10.3 Arbitration.......................................................................   43
10.4 Prohibition on Hiring.............................................................   47
10.5 Waiver............................................................................   47
10.6 Independent Relationship..........................................................   47
10.7 Export Control....................................................................   47
10.8 Entire Agreement; Amendment.......................................................   47
10.9 Notices...........................................................................   48
10.10 Force Majeure....................................................................   49
10.11 Severability.....................................................................   49
10.12 Recording........................................................................   50
10.13 Further Actions..................................................................   50
10.14 Counterparts.....................................................................   50

EXHIBIT 2.1
RESEARCH PROGRAM.......................................................................   51

EXHIBIT 3.8
ADVERSE EVENT REPORTING PROCEDURES.....................................................   52

EXHIBIT 4.2
STOCK PURCHASE AGREEMENT...............................................................   57

                 RESEARCH COLLABORATION AND LICENSE AGREEMENT

     THIS AGREEMENT ("Agreement") effective as of the Effective Date (as hereinafter defined), among Schering Corporation, a corporation organized and existing under the laws of the State of New Jersey having a place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey ("Schering Corp."), Schering-Plough Ltd., a corporation organized and existing under the laws of Switzerland and having a place of business at Topferstrasse 5, 6004 Lucerne, Switzerland ("SP Ltd.") and Myriad Genetics, Inc., a corporation organized and existing under the laws of Delaware having a place of business at 320 Wakara Way, Salt Lake City, Utah 84108 ("Myriad"). Schering Corp. and SP Ltd. are herein collectively referred to as "Schering". References to Schering Corp. and SP Ltd. shall, as the context requires, include their respective Affiliates (as hereinafter defined).

                                  WITNESSETH:

     WHEREAS, Myriad has developed Myriad Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined);

     WHEREAS, Myriad has expertise in the Discovery (as hereinafter defined) and Characterization (as hereinafter defined) of genes and their biochemical pathways related to major common diseases, including prostate cancer and brain cancer, and in the development of human diagnostic products and services derived from disease genes; and

     WHEREAS, Schering has expertise in discovering, developing and marketing human therapeutic products derived from disease genes for the treatment of clinical indications; and

     WHEREAS, Myriad and Schering are interested in entering into an agreement whereby Myriad will perform research to Discover (as hereinafter defined) genes and their biochemical pathways associated with certain aspects of prostate cancer and brain cancer in humans (and potentially other cancers) and license the results of such research to Schering for the development, manufacture and sale of human therapeutic products derived from such genes for the prevention or treatment of clinical indications;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

     1.1 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also be deemed to constitute control.

     1.2 "Annual Research Plan" shall mean the written plan describing the research in the Field to be carried out during each year of the Research Program by Myriad and Schering pursuant to this Agreement. Each Annual Research Plan will be set forth in a written document adopted by the Committee.

     1.3 "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

     1.4 "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

     1.5 "Characterize" shall mean, with respect to any gene, understanding a function or activity of the protein produced by that gene through data derived from well designed experiments.

     1.6 "Collaboration Exclusivity Field" shall mean the treatment or prevention of cancer in humans and/or genes involved in or associated with the pathogenesis of cancer in humans, including, without limitation, the Field, Target Genes and Pathway Genes. The Collaboration Exclusivity Field does not include: (i) Previously Discovered Myriad Genes as defined in Section 2.2.6;
(ii) pathway genes associated with Previously Discovered Myriad Genes; (iii) pathway genes which interact with tumor suppressor genes and oncogenes in the public domain using Myriad's protein interaction network technologies; and (iv) Other Cancer Genes for which Schering has decided not to exercise its option pursuant to Section 3.2 of this Agreement.

     1.7 "Diagnostic(s)" shall mean any device, product or service intended to predict, detect, or identify a disease or determine the presence of a pathologic condition or a predisposition to a disease in a human or animal, including, but not limited to, any device, product or service intended to monitor disease progression, to determine the prognosis of a patient with a pathologic condition or to be used to guide selection of therapy for the treatment or prevention of disease; provided, however, Diagnostics shall not include any device,
            --------  -------
product or service which is primarily intended to have a prophylactic or therapeutic effect.

     1.8 "Discover" (and any derivation such as Discovered or Discovery with appropriate adjustments in tense as the context shall require) shall mean, with respect to any gene, to isolate, clone, identify and sequence that gene.

     1.9 "Effective Date" shall mean the date on which this Agreement has been approved by the Board of Directors of Schering-Plough Corporation. The parties shall sign a letter acknowledging the Effective Date which letter shall be appended to this Agreement.

     1.10 "Fair Market Value" shall mean the average closing sale price of Myriad's Common Stock, $.01 par value, for the period beginning forty-five (45) days before the Effective Date and ending on the Effective Date, on the principal market on which such stock is traded.

     1.11 "Field" shall mean the treatment or prevention of prostate cancer or brain cancer in humans, including, without limitation, through the use of gene therapy (i.e. the treatment or prevention of a disease, or remedying a gene deficiency of human somatic cells or germ cells (in vivo, in vitro or ex vivo) with

DNA (or RNA) for the purpose of expressing a protein or oligo(poly) nucleotide encoded by said DNA (RNA) in a human), gene therapy vaccines (i.e., a substance which achieves a prophylactic or therapeutic effect by inducing an antigen-specific humoral and/or cellular immune system response by gene therapy), therapeutic proteins, or other drug substances, excluding Diagnostics.

     1.12 "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale (including to wholesalers) for end use or consumption of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

     1.13 "Gene Criteria" shall mean any of the following: (i) a mutation profile in primary tumors and in Myriad's panel of at least one hundred fifty
(150) tumor cell lines; (ii) greater than ninety-five percent (95%) probability of association between germline mutations in the gene and expression of the cancer phenotype; or (iii) satisfactory results from research studies performed under a workplan approved by the Committee which satisfactorily demonstrates the role of the target gene in the initiation and/or progression of cancer.

     1.14 "Licensed Product(s)" shall mean any preparation or product for prophylactic or therapeutic use in the prevention or treatment of any clinical indications in humans, whether or not for the prevention or treatment of prostate cancer or brain cancer, which is, or comprises:

     (a) any brain cancer gene or prostate cancer gene or its Pathway Genes Discovered under the Research Program or any fragment or mutation thereof;

     (b)   the normal gene counterpart of (a);

     (c) an RNA or a DNA sequence corresponding, complementary to, or an antisense sequence to a gene in (a) or (b);

     (d) a protein encoded by any of (a), (b) or (c), or any fragment of such protein;

     (e)   an antibody to a protein described in (d);

     (f) a gene therapy, cell therapy or antisense or ribozyme therapy product incorporating any of (a) through (e) above; or

     (g) a molecule or compound, regardless of its function or utility, which is conceived, discovered, invented or the utility of which is conceived, discovered, reduced to practice or invented, whether or not under the Research Program, substantially and materially utilizing information relating to any of
(a) through (f) above and utilizing (i) Myriad Know-How which is proprietary and confidential and not within the exceptions set forth in Subsection 6.1(a) through 6.1(d) or (ii) any claims covered by the Patent Rights.

     The Licensed Products listed in (b) through (g) above are sometimes referred to herein as being "derived from" the gene or genes in (a) above.

     1.15 "Major Market" means the countries of France, Italy, the United Kingdom, Spain or Germany.

     1.16 "Myriad Know-How" shall mean all information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, instructions, technology, biological substances (including, but not limited to, genes, DNA fragments, primers and gene products), nucleic acid constructs, and other intellectual property, patentable or otherwise, in each case which during the term of this Agreement (i) are in Myriad's possession or control, (ii) are not generally known and (iii) are in the Field or necessary or useful to Schering in connection with the Research Program or the discovery, research, development, manufacture, marketing, use or sale of Licensed Products in the Territory. Know-How shall include, without limitation, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto, and all applications, registrations, licenses, authorizations, approvals and correspondence related to a Licensed Product, including, without limitation, correspondence submitted to regulatory authorities with jurisdiction over the Licensed Product.

     1.17  "Myriad Non-Shared Technology" means:

     (a) patentable technology developed by employees of or consultants to Myriad alone or jointly with third parties prior to the Effective Date or after that date in the course of activities outside the Field; or

     (b) any Myriad, University of Utah or other Myriad collaborator databases of information concerning family pedigrees and clinical data on such families; or

     (c) any other Myriad technology subject to restrictions on disclosure or which would not be necessary or useful in the Research Program as reasonably determined by Schering and Myriad.

     1.18 "Net Sales" shall mean, with respect to each country in the Territory, the proceeds actually received by Schering, its Affiliates or sublicensees on all sales of Licensed Product to an unaffiliated third party (whether an end-user, a distributor or otherwise), and exclusive of intracompany transfers or sales in the Territory, less the reasonable and customary
                                     ----
deductions from such gross amounts including:

     (a) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed and taken;

     (b) credits or allowances actually granted for damaged goods, recalls, returns or rejections of Licensed Product and retroactive price reductions;

     (c) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Licensed Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount) when included in billing;

     (d) freight, postage, shipping, customs duties and insurance charges;

     (e) charge back payments, discounts and rebates (whether mandated or otherwise) actually granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups and charge back payments, discounts and rebates (whether mandated or otherwise) charged by national or local government authorities in countries other than the United States and paid or credited by Schering; and

     (f) commissions paid to third parties other than sales personnel and sale representatives or sales agents directly related to such sales.

     1.19 "Other Cancer Genes" shall mean any cancer genes and intellectual property rights related thereto outside of the Field which, during the term of the Research Program (including any extension, if any), Myriad Discovers or otherwise acquires rights (through license or otherwise), excluding Previously Discovered Myriad Genes (as defined in Section 2.2.6), pathway genes associated with Previously Discovered Myriad Genes or pathway genes which interact with tumor suppressor genes and oncogenes in the public domain using Myriad's protein interaction network technologies.

     1.20 "Patent Rights" shall mean any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by Myriad or to which Myriad through license or otherwise acquires rights (with the right to sublicense) and which: (i) have claims covering the MMAC1 brain cancer gene;
(ii) have claims covering Licensed Product(s) or the manufacture and/or use thereof; (iii) are in the Field; (iv) are or relate to Research Inventions (as defined in Section 2.6); or (v) are divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

     1.21 "Pathway Gene" shall mean a gene the protein product of which binds directly with the protein product of the MMAC1 brain cancer gene or of a prostate cancer gene or brain cancer gene Discovered under the Research Program.

     1.22  "Proprietary Information" shall mean all Schering Know-How,
Myriad Know-How, and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing or orally or by sensory detection, which is provided by one party to the other party in connection with this Agreement.

     1.23 "Research Inventions" shall have the meaning as set forth in Section2.6.

     1.24 "Research Program" shall mean the collaborative research program to be conducted by Myriad and Schering pursuant to Article II of this Agreement to Discover and/or Characterize Target Genes and their Pathway Genes and reflected in the Annual Research Plans in effect during the Research Term.

     1.25 "Research Term" shall have the meaning set forth in Section 2.8.

     1.26 "Schering Know-How" shall mean information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, in each case which during the term of the Research Program (i) are in Schering's possession and control, (ii) are not generally known and (iii) which arise out of the Research Program or are necessary or useful to Myriad in the performance of its obligations under the Research Program.

     1.27 "Target Gene" shall mean (i) a gene which has been linked to a particular area of a chromosome and which is believed to be involved in or associated with the pathogenesis of brain cancer or prostate cancer and which has been selected by the research steering Committee (as defined in Section 2.3) as a target for Discovery in the Research Program and (ii) the MMAC1 brain cancer gene.

     1.28  "Territory" shall mean all of the countries in the world.

     1.29 "Valid Patent Claim" shall mean a claim of a an issued and unexpired patent included within the Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                  ARTICLE II
                               RESEARCH PROGRAM
                               ----------------


     2.1   General.  Myriad and Schering shall engage in the Research
           -------
Program upon the terms and conditions set forth in this Agreement. The objectives of the Research Program are set forth on Exhibit 2.1 (which objectives may be undated in writing from time to time by the Committee) and include the Discovery and/or Characterization of Target Genes and their Pathway Genes according to the priorities established by the Committee.

     2.2   Conduct of Research; Staffing and Research.
           ------------------------------------------

     2.2.1 Standards.  Myriad and Schering each shall conduct its
           ---------
respective activities for the Research Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable good laboratory practices to attempt to achieve their objectives efficiently and expeditiously. In carrying out the Research Program, Myriad and Schering, respectively, shall use commercially reasonable efforts to perform such tasks as are set forth in and as are in accordance with the time schedules in the Annual Research Plans.

     2.2.2 Staffing.  Myriad will provide for use in the Research Program
           ---------
an average of "*" full-time equivalent employees of Myriad (which may include employees of the University of Utah hired by Myriad to work on the Research Program) per Calendar Year during the term of the Research Program; provided,
                                                                    --------
however, Myriad shall provide for use in the Research Program a minimum of "*"
-------
full time equivalent employees in each Calendar Year of the Research Program; and provided, further, that such employees of University of Utah shall not be
--- --------  -------
more than "*" full-time equivalent employees.

     2.2.3 Use of Research Funding.  Myriad shall apply the research
           -----------------------
funding it receives from Schering under this Agreement solely for the performance of the Research Program (including overhead directly related to the Research Program) and in accordance with any research budget determined by the Committee.

_______________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     2.2.4 Principal Scientists. The principal scientists and primary contacts
           --------------------
for the Research Program are "*" for Myriad and "*" for Schering. The Research Program and all work assignments to be performed by the Myriad and Schering shall be carried out under the direction and supervision of the principal scientists noted above. Each party shall notify the other party as soon as practicable upon the changing of a principal scientist; provided, however, in no
                                                        --------  -------
event may Myriad assign a principal scientist other than the individuals identified above without the prior written consent of Schering; and provided,
                                                                ------------
further, that in the event that any of the Myriad principal scientists
-------
identified above will not direct and supervise the Research Program, then Myriad shall within a reasonable period of time assign replacement principal scientist(s) with comparable skill and experience as the principal scientist being replaced, subject to approval by Schering, which approval shall not be unreasonably withheld.

     2.2.5 Annual Research Plans.  For each year of the Research Program
           ---------------------
commencing with the second year, the Annual Research Plan shall be prepared and approved by the Committee no later than thirty (30) days before the end of the prior year. The Annual Research Plan for the first year shall be determined by the Committee no later than (30) days after the Effective Date. Each Annual Research Plan shall be in writing countersigned by Schering Corp., SP Ltd. and Myriad and shall set forth with reasonable specificity research objectives, milestones, budgets and personnel requirements for the period covered by the Annual Research Plan. The Committee may make adjustments in the Annual Research Plan at its quarterly meetings or otherwise as it may determine, but only by mutual written consent by Schering Corp. and SP Ltd.

     2.2.6 Exclusivity. Myriad agrees that during the Research Term, Myriad and
           -----------
its Affiliates will not collaborate with or grant license rights to any other party with respect to the Collaboration Exclusivity Field, except as otherwise permitted hereby. The parties acknowledge that Myriad may enter into a research and development collaboration with another party or parties concerning (i) the licensing of breast and ovarian cancer genes (BRCA1 and BRCA2) and cell cycle genes (MTS1, MTS2 and MTS3) already Discovered by Myriad (collectively, "Previously Discovered Myriad Genes") and (ii) the Discovery and licensing of pathway genes the protein products of which interact with the Previously

___________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

Discovered Myriad Genes or pathway genes which interact with tumor suppressor genes and oncogenes in the public domain using Myriad's protein interaction network technologies; provided, however, that Myriad agrees that it will not in
                      --------  -------
connection with any such collaboration grant any rights to discover, develop, manufacture, use, sell or import a Licensed Product which (i) comprises, is derived from, is the product of, or is related to, any gene which is a Target Gene or a Pathway Gene Discovered during the Research Term or (ii) which could reasonably diminish or compromise Schering's rights under this Agreement or in the Collaboration Exclusivity Field, including, without limitation, in connection with the option rights granted and not declined under Section 3.2 herein.


     2.2.7  Collaborative Efforts.  The parties agree that the successful
            ---------------------
execution of the Research Program will require the collaborative use of both parties' areas of expertise. The parties shall keep the Committee and each other fully informed about the status of the Research Program.

     2.3    Committee. The parties hereby establish a joint research committee
            ---------
("Committee") to facilitate the Research Program as follows:

     2.3.1  Committee Activities.  The Committee shall plan, administer and
            ---------------------
monitor the Research Program. In particular, the Committee shall prepare each Annual Research Plan, review progress in the Research Program and recommend necessary adjustments to the Research Program as the research takes place. In addition, the Committee shall review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budgetary and economic matter relating to the Research Program which is referred to the Committee.

     2.3.2  Composition of the Committee.  The Research Program shall be
            ----------------------------
conducted under the direction of the Committee comprised of three (3) named representatives of Schering and three (3) named representatives of Myriad. Each party shall appoint its respective representatives to the Committee from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other party of such change. It is anticipated that these representatives shall have appropriate technical credentials and knowledge, and ongoing familiarity with the Research Program. Additional representatives or consultants may from time to time, by mutual consent of the parties, be invited to attend Committee meetings, subject to these representatives and consultants agreeing in writing to comply with the confidentiality obligations in Section 6.1.

          2.3.3  Membership.
                 ----------

          The members initially shall be:

          Myriad Appointees:
                 "*"
                 "*"
                 "*"

          Schering Appointees:
                 "*"
                 "*"
                 "*"

          2.3.4  Meetings. The Committee shall meet at least once each Calendar
                 --------
Quarter with the location for such meetings alternating between Myriad and Schering facilities (or such other locations as is determined by the Committee). With respect to meetings located at the Schering facilities, such meeting shall be at the Kenilworth, New Jersey facility or the facility of the Affiliate of Schering, Canji, Inc., located in San Diego, California. Alternatively, the Committee may meet by means of conference call or other similar communications equipment. An agenda for each meeting shall be issued by the Committee two (2) weeks prior to the meeting.

          2.3.5  Chairs and Issue Resolution.  The Committee shall be chaired by
                 ----------------------------
two co-chair persons (the "Co-Chairs"), one appointed by Myriad and the other appointed by Schering. Notwithstanding anything contained herein to the contrary, in the event that the Co-Chairs and Committee cannot or do not, after good faith efforts, reach agreement on an issue related to the conduct of the Research Program, the issue shall be referred to the Executive Vice President of Schering-Plough Research Institute, an Affiliate of Schering and the President of Myriad for

______________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

resolution. In the event that such individuals cannot agree, the resolution and/or course of conduct shall be determined by Schering, in its sole discretion.

          2.3.6  Minutes.  The Committee shall keep accurate minutes of its
                 -------
deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Committee members within thirty (30) days after the relevant meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.

          2.3.7  Expenses.  Myriad and Schering shall each bear all expenses of
                 --------
their respective Committee members related to their participation on the Committee and attendance at Committee meetings.

     2.4  Exchange of Information.  Upon execution of this Agreement
          -----------------------
Myriad shall disclose to Schering orally all Myriad Know-How not previously disclosed. If and as reasonably requested by Schering, such Myriad Know-How shall be reduced to writing and provided to Schering in a reasonable period of time. During the term of the Research Program, Myriad shall also promptly disclose to Schering orally and, if reasonably requested by Schering, then also in writing on an ongoing basis all Myriad Know-How and other useful information developed in connection with the Research Program, including, if requested in accordance with Section 2.5.2 or 2.5.3, copies of the records described in
Section 2.5.1 below. Schering shall promptly disclose to Myriad during the term of this Agreement all Schering Know-How which Schering determines, in its discretion, may be necessary or useful to Myriad in the performance of the Research Program. Nothing contained herein shall obligate Myriad to disclose to Schering the Myriad Non-Shared Technology except where such disclosure is required by Schering to prepare, file or prosecute Patent Rights pursuant to
Section 5.1.

     2.5  Records and Reports.
          -------------------

          2.5.1  Records.  Myriad shall maintain records, in sufficient detail
                 -------
and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall reflect all work done and results achieved in the performance of the Research Program as well as all work done in the Field prior to the inception of the Research Program (including all data in the form

________________________________________________________________________________
required under all applicable laws, rules and regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program, including any data required to be maintained pursuant to all requirements of applicable laws, rules and regulations.

          2.5.2  Copies and Inspection of Records.  Schering shall have the
                 --------------------------------
right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Myriad referred to in Section 2.5.1. Schering shall maintain such records and the information disclosed therein in confidence in accordance with Section 6.1. Schering shall have the right to arrange for its employees and outside consultants involved in the Research Program to visit Myriad at its offices and laboratories during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultants of Myriad.

          2.5.3  Quarterly Reports.  Within thirty (30) days following the end
                 -----------------
of each Calendar Quarter during the term of the Research Program, Myriad shall provide to the Committee and Schering a written progress report which shall describe the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and provide such other information required by the Research Program or reasonably requested by Schering relating to the progress of the goals or performance of the Research Program. Upon request, Myriad shall provide copies of the records described in
Section 2.5.1 above.

     2.6  Research Information and Inventions.  The entire right, title
          -----------------------------------
and interest in all discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, whether or not patentable, and any patent applications or patents based thereon, arising from the Research Program, made, conceived or reduced to practice:

     (a) solely by employees of Myriad shall be owned solely by Myriad ("Myriad Inventions");

     (b) solely by employees of Schering shall be owned solely by Schering ("Schering Inventions"); and

     (c) jointly by employees of Myriad and Schering shall be owned jointly by Myriad and Schering ("Joint Inventions") (Myriad Inventions and Joint Inventions shall hereinafter be referred to collectively as "Research Inventions") .

Inventorship of Research Inventions (including the meanings of "solely" and "jointly") shall be determined in accordance with United States patent law.

     2.7  License of Research Inventions.  Each of Schering and Myriad
          ------------------------------
shall promptly disclose to the other the making, conception or reduction to practice of Research Inventions. When a Research Invention has been made which may reasonably be considered to be patentable, a patent application shall be filed as soon as reasonably possible in accordance with Section 5.1. Such Research Inventions shall be deemed to be "Patent Rights" and shall be licensed in accordance with the terms and conditions contained in Section 3.1 herein. With respect to Research Inventions which are not patentable, such research information shall be deemed to be "Myriad Know-How" and/or "Schering Know-How" and shall be licensed in accordance with the terms and conditions contained in
Section 3.1 herein.

     2.8  Research Program Term.  Expect as otherwise provided herein, the
          ---------------------
term of the Research Program shall commence on the Effective Date and continue for a period of three (3) years (the "Initial Research Term"). Schering shall have the exclusive option, in its discretion, to extend the Initial Research Program on a year-by-year basis, for a total of two additional years, initially at least ninety (90) days prior to the third (3rd) anniversary of the commencement of the Research Program and, thereafter, at least ninety (90) days prior to the end of forth (4th) anniversary; provided that Schering funds the
                                             --------
Research Program for such extension at a funding level equal to at least Four Million Dollars ($4,000,000.00) per year. Schering may exercise such option by written notice to Myriad received by Myriad within the notice period set forth above. Alternatively, the Research Program may be extended on a year-by-year basis for a total of two additional years upon mutual written agreement if Schering funds the Research Program for such extension at a funding level less than four million dollars ($4,000,000.00) per year. The Initial Research Term of the Research Program, together with any extensions hereunder, shall be referred to as the "Research Term."

                                  ARTICLE III
               LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND
               -------------------------------------------------
                               COMMERCIALIZATION
                               ------------------

     3.1  License Grants.
          --------------

     (a) Upon the terms and conditions set forth herein, Myriad hereby grants to Schering an exclusive license (even as to Myriad) in the Territory under the Patent Rights and Myriad Know-How to discover, develop, make, use, offer to sell, sell, import and export, and have developed, made, used, offered for sale, sold, imported and exported, Licensed Product(s). For the avoidance of any doubt, such license shall exclude Diagnostics and veterinary products. As between Schering Corp. and SP Ltd., Schering Corp. shall control all such rights in the United States and SP Ltd. shall control such rights in the remaining countries and territories in the Territory. The parties acknowledge and agree that Schering and Myriad shall have a co-exclusive, perpetual, worldwide license to use the Patent Rights and Myriad Know-How arising from the Research Program for internal research and development purposes, with Schering's license being subject to the exclusions herein for Diagnostic and veterinary products or uses. Upon the terms and conditions set forth herein, Myriad hereby grants to Schering a non-exclusive license under the Patent Rights and Myriad Know-How relating to Diagnostics in the Territory solely for use for any Diagnostic test and/or new Diagnostic technologies in research and development, including, without limitation, clinical research for the development of Licensed Products, but in no event for any commercial purpose (i.e., for sale to a third party) whatsoever. Schering shall retain the non-exclusive right to use the Patent Rights and Schering Know-How relating to Diagnostics for research and development purposes.

     (b) Upon the terms and conditions set forth herein and subject to the limited non-exclusive license to Schering for Diagnostic purposes set forth in
Section 3.1(a) above, Schering hereby grants to Myriad an exclusive license (even as to Schering) in the Territory under the Schering Inventions and Schering Know-How to discover, develop, make, use, offer to sell, sell, import and export, and have developed, made, used, offered for sale, sold, imported and exported, Diagnostic devices, products or services and any device, product or service for veterinary uses. Myriad shall retain the right to use the Patent Rights and Myriad Know-How for research purposes.

     (c) The licenses set forth in 3.1(a) and (b) above shall include the right to grant sublicenses to Affiliates and any other third party upon the same terms and conditions in this Agreement.

     3.2  Option to Acquire Rights for Certain Other Cancer Genes.  Upon
          -------------------------------------------------------
the terms and conditions set forth herein, Myriad hereby grants to Schering and its Affiliates an exclusive option during the term of the Research Program (including any extensions, if any) to receive an exclusive license to Other Cancer Genes (as hereinafter defined) on substantially similar terms and conditions of the license set forth herein. It is understood by the parties hereto that the Gene Criteria shall be satisfied in order for the commencement of the time period for the exercise of the option for an Other Cancer Gene. In order to trigger the option hereunder, Myriad shall deliver in writing to Schering satisfactory information of the Gene Criteria for the Other Cancer Gene with a written notice that such Other Cancer Gene is subject to the option.
Such notice shall also include relevant information concerning the specific cancer or cancer indication, the current status of its research and development of the Other Cancer Gene and Myriad's estimate of the time and cost to be expended or the research and development program for the Other Cancer Gene. Schering shall have ninety (90) days from the delivery of such notice to notify Myriad in writing whether or not it is interested in exercising the option to the Other Cancer Gene. In the event that Schering delivers written notice to Myriad within such ninety (90) day period that it is exercising the option to an Other Cancer Gene, then the parties shall negotiate and enter into a license agreement within a reasonable period of time for such Other Cancer Gene on terms and conditions substantially similar as the terms and conditions of this Agreement. In the event that Schering delivers written notice to Myriad that Schering is not exercising its option to an Other Cancer Gene, Myriad shall thereafter have the right, alone or in collaboration with one or more third parties, to pursue the licensing, development and commercialization of such Other Cancer Gene, free of any restriction or limitation hereunder or duty to Schering whatsoever.

     3.3  Non-Exclusive License Grant. In the event the development, making,
          ---------------------------
having made, use or sale by Schering, its Affiliates and/or sublicensees of Licensed Product(s) would infringe during the term of this Agreement a claim of issued letters patent which Myriad owns or has the rights to license and which patents are not covered by the grant in Section 3.1, Myriad hereby grants to Schering, to the extent Myriad is legally able to do so, a non-exclusive, royalty-free license in the Territory under such issued letters patent solely for Schering to develop, make, have made, use and sell Licensed Product(s) in Territory.

     3.4  Exchange of Information. In addition to the obligations set forth in
          -----------------------
Section 2.4, during the term of this Agreement, Myriad shall promptly disclose to Schering orally on an ongoing basis all Myriad Know-How and other useful information not previously disclosed. If and as reasonably requested by Schering, Myriad Know-How shall be reduced to writing and provided to Schering within a reasonable period of time. Schering shall disclose to Myriad during the term of this Agreement all Schering Know-How and/or Proprietary Information which Schering determines may be necessary or useful to Myriad in connection with its obligations under this Agreement. Such Myriad Know-How and other information shall be automatically deemed to be within the scope of the licenses granted herein without payment of any additional compensation. Myriad shall provide reasonable technical assistance at no additional cost to enable Schering to utilize such additional Myriad Know-How if Schering elects to do so; provided
                                                                        --------
that, after the expiration of the Research Program, Schering shall promptly reimburse Myriad for any out-of-pocket expenses incurred by Myriad in providing such assistance. Nothing contained herein shall obligate Myriad to disclose to Schering the Myriad Non-Shared Technology.

     3.5  Development and Commercialization.
          ---------------------------------

     (a) Schering shall use its diligent good faith efforts, consistent with the usual practice followed by Schering in pursuing the commercialization and marketing of its other pharmaceutical products of similar potential, value and status, at its own expense, to develop and commercialize a Licensed Product on a commercially reasonable basis in such countries in the Territory where in Schering's opinion it is commercially viable to do so; provided, however, that
                                                       --------  -------
Schering shall have no obligation to develop and/or commercialize a Licensed Product in any country in which such development and/or commercialization is not commercially viable, in Schering's opinion.

     (b) In the event Schering discontinues commercialization of a Licensed Product (a "Discontinued Product"; it being understood that a Licensed Product not being commercially pursued by Schering which is similar in function to a Licensed Product being commercially pursued by Schering shall not be considered a "Discontinued Product") and is not seeking a sublicensee therefor Myriad shall have the right and license hereunder to either (i) pursue the commercialization of such Discontinued Product alone or through licenses with one or more third parties or (ii) not pursue any further commercialization of such Discontinued Product. Myriad shall notify Schering in writing of its decision. Myriad shall exercise its rights in accordance with the following:

          (i) If Myriad decides to pursue the commercialization of such Discontinued Product, Myriad and Schering agree to meet, in good faith, to discuss and agree upon what Proprietary Information of Schering related to the Discontinued Product may be utilized by Myriad and any third party licensee(s) in connection with their commercialization efforts with respect to such Discontinued Product. If Schering, in its sole discretion, agrees to permit Proprietary Information of Schering related to the Discontinued Product to be used in such commercialization efforts, Myriad and Schering shall agree upon an equitable division of royalties and milestone payments paid to Myriad by such licensee, based on the relative contributions of Schering, Myriad and the third party licensee to the development and commercialization of the Discontinued Product. Schering and Myriad agree that the terms under which Myriad may seek a third party licensee pursuant to this Section 3.5(b) will include provisions to protect the confidentiality of all Proprietary Information of Schering.

          (ii) If Myriad initially decides not to pursue commercialization of such Discontinued Product, but later decides to begin commercialization, it will notify Schering in writing of this decision. Myriad shall provide Schering with the opportunity to re-initiate commercialization of such Discontinued Product and if Schering so re-initiates commercialization, such product shall no longer be considered a Discontinued Product and shall be considered a Licensed Product.

     3.6  Excused Performance.  In addition to the provisions of Article
          -------------------
IX hereof, the obligations of Schering with respect to a Licensed Product under
Section 3.5 are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in commercialization of the Licensed Product including, but not limited to, an adverse condition or event relating to the safety or efficacy of a Licensed Product or unfavorable pricing, pricing reimbursement or labeling, and the obligation of Schering to develop or market any such Licensed Product shall be delayed or suspended so long as in Schering's reasonable opinion any such condition or event exists.

     3.7  Governmental Inspections.  Myriad shall advise and provide a
          ------------------------
reasonable description to Schering of any governmental visits to, or written or oral inquiries about, any facilities or procedures related to the Research Program or Licensed Product promptly (but in no event later than five (5) calendar days) after the beginning of such visit or inquiry. Schering shall have the right to participate in any communications, inspections or meetings with regulatory authorities if such communications, inspections or inquiries may impact the Research Program or Licensed Product in the Territory as determined by Schering in its sole discretion. Myriad shall furnish to Schering, (a) within two (2) days after receipt, any report or correspondence issued by the governmental authority in connection with such visit or inquiry, including but not limited to any FDA Form 483, Establishment Inspection Reports, and warning letters, and (b) five (5) days prior to delivery to a governmental authority, copies of any and all responses or explanations relating to items set forth above, in each case purged only of trade secrets unrelated to the Research Program or Licensed Product.

     3.8  Notice of Adverse Reactions.  Myriad shall promptly report to
          ---------------------------
Schering any information regarding adverse events related to the use of the Licensed Product in accordance with the Adverse Event Reporting Procedures attached hereto as Exhibit 3.8 (as may be amended from time to time upon mutual agreement) which Adverse Event Reporting Procedures shall be incorporated herein by reference.

     3.9  Debarment.  Myriad represents and warrants that it has not been
          ---------
debarred and is not subject to debarment and that it will not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. (S)335a, or who is the subject of a conviction described in such section. Myriad agrees to inform Schering immediately in writing if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of Myriad's knowledge, is threatened, relating to the debarment or conviction of Myriad or any person performing services hereunder.

                                   ARTICLE IV
                        PAYMENTS; ROYALTIES AND REPORTS
                        -------------------------------

     4.1  Research Program Funding. In consideration for Myriad's performance of
          ------------------------
its obligations under the Research Program, upon the terms and conditions contained herein, Schering shall pay Myriad an amount equal to three million dollars ($3,000,000.00) per year during the Initial Research Term payable in four (4) quarterly installments of seven hundred and fifty thousand dollars ($750,000.00). Such installments shall be due on the first day of the month of each three-month period during each twelve-month period of the Research Term, with the first installment being due within seven (7) days after Effective Date of this Agreement. The obligation for such payment shall be apportioned equally between Schering Corp. and SP Ltd.

     4.2  Equity Investment. Schering Corp. shall make a four million dollar
          -----------------
 ($4,000,000.00) investment in Myriad Common Stock at a purchase price per share equal to the Fair Market Value of the Common Stock on the Effective Date, pursuant to a stock purchase agreement substantially in form and substance attached hereto as Attachment 4.2.

     4.3  Gene Discovery Technology Fee. In consideration for access to Myriad's
          -----------------------------
gene discovery technology and expertise already developed through Myriad's research and development activities, Schering shall pay to Myriad four million dollars ($4,000,000.00) within five (5) days after the execution and delivery of this Agreement. The obligation for such payment shall be apportioned equally between Schering Corp. and SP Ltd.

     4.4  Milestone Payments. Subject to the terms and conditions contained of
          ------------------
this Agreement, Schering shall pay to Myriad the following milestone payments:

     (a)   "*";

     (b)  ""*";

     (c)  "*";

___________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     (d)  "*" upon the "*";

     (e)  "*" upon the "*"; and

     (f)  "*" upon the "*".

Schering shall notify Myriad in writing within thirty (30) calendar days upon the achievement of each milestone. The obligation for such payment shall be apportioned between Schering Corp. and SP Ltd. Within five (5) business days of such notice, Schering shall make payment of the appropriate milestone amount in accordance with Section 4.6(b). The milestone payment shall be payable only upon the initial achievement of such milestone for each Licensed Product or gene Discovered and Characterized under the standards set forth in subsection (a) and
(b) above and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone; provided, however, for each of the milestones set
                               --------  -------
forth in subsections (c) through (f) above, such milestones will be paid for each distinct Licensed Product (which constitute unrelated chemical entities having therapeutic activity based upon different mechanisms of actions) to achieve such milestones; provided, further, however, no milestones shall be due
                         --------  -------  -------
and owing for a back-up or replacement to a distinct Licensed Product.

     4.5  Royalties.
          ---------

          4.5.1  Royalties Payable By Schering.  Subject to the terms and
                 -----------------------------
conditions of this Agreement, Schering Corp. shall pay to Myriad royalties on sales in the United States, including its territories and possessions, in an amount equal to:

     (a) with respect to annual cumulative Net Sales of a Licensed Product in the United States, including its territories and possessions, of up to "*" by Schering, its Affiliates or sublicensee, "*" of such annual Net Sales of such Licensed Product, provided, (i) the sale of the Licensed Product would, but for
                  --------
the license hereunder, infringe a Valid Patent Claim in such country of sale or
(ii) a claim of a pending patent covers the Licensed Product in such country of sale; or

__________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     (b) with respect to annual cumulative Net Sales of a Licensed Product in the United States, its territories and possessions, of more than "*" but less than "*" by Schering, its Affiliates and the sublicensees, "*" of such incremental annual Net Sales of such Licensed Product, provided, (i) the sale of
                                                       --------
the Licensed Product would, but for the license hereunder, infringe a Valid Patent Claim in such country of sale or (ii) a claim of a pending patent covers the Licensed Product in such country of sale; or

     (c) with respect to annual cumulative Net Sales of a Licensed Product in the United States, its territories and possessions, of more than "*" by Schering, its Affiliates or sublicensees, "*" of such incremental annual Net Sales of such Licensed Product, provided, (i) the sale of such Licensed Product
                                --------
would, but for the license hereunder, infringe a Valid Patent Claim in such country of sale or (ii) a claim of a pending patent covers the License Product in such country of sale.

     Subject to the terms and conditions of this Agreement, SP Ltd. shall pay to Myriad royalties on sales in the rest of the world other than the United States on a country-by-country basis in an amount equal to:

     (a) with respect to annual cumulative, worldwide (other than the United States, its territories and possessions) Net Sales of a Licensed Product of up to "*" by Schering, its Affiliates or sublicensees, "*" of such annual Net Sales of such Licensed Product, provided, the sale of the Licensed Product (i) would,
                          --------
but for the license hereunder, infringe a Valid Patent Claim in such country of sale or (ii) would be covered by a claim of a pending patent in such country of sale; or

     (b) with respect to annual cumulative, worldwide (other than the United States, its territories and possessions) Net Sales of a Licensed Product of more than "*" but less than "*" by Schering, its Affiliates and the sublicensees, "*" of such incremental annual Net Sales of such Licensed Product, provided, the
                                                               --------
sale of the Licensed Product (i) would, but for the license hereunder, infringe a Valid Patent Claim in such country of sale or (ii) would be covered by a claim of a pending patent in such country of sale; or

___________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     (c) with respect to annual cumulative, worldwide (other than the United States, its territories and possessions) Net Sales of a Licensed Product of more than "*" by Schering, its Affiliates or sublicensees, "*" of such incremental annual Net Sales of such Licensed Product, provided, the sale of such Licensed
                                           --------
Product (i) would, but for the license hereunder, infringe a Valid Patent Claim in such country of sale or (ii) would be covered by a claim of a pending patent in such country of sale.

     By way of example and for avoidance of doubt, if there were, for example, worldwide (other than the United States) annual Net Sales of "*" SP Ltd. would pay royalties of "*" on the first "*" and "*" on the remaining "*". In the next year, the "*" royalty would then be in effect on the first "*" of cumulative, worldwide (other than the United States) annual Net Sales. The parties acknowledge and agree that the above figures do not represent an estimate or projection of anticipated sales of the actual value of Licensed Products and are merely intended to illustrate Schering's royalty obligations to Myriad in the event that such sales performance is achieved.

     For sales of Licensed Product that are not covered by a pending patent or Valid Patent Claim and a "generic" version of a Licensed Product or a product equivalent or materially similar to Licensed Product is sold in such country, the royalty rate for sales with such country shall be reduced by "*". By way of example and for avoidance of doubt, if a Licensed Product is not covered by a Valid Patent Claim but there is no generic or substantially similar product to Licensed Product in such country, the royalty rate is not reduced hereunder.

          4.5.2  Term of Royalty Obligation; Certain Conditions.  Royalties on
                 ----------------------------------------------
each Licensed Product at the rate set forth above shall be effective as of the date of First Commercial Sale of Licensed Product in a country and shall be payable under the longer of Subsection (a) or (b): (a) until the expiration of the last applicable patent in such country in the case of sales where there is a Valid Patent Claim in such country; or (b) until the tenth (10th) anniversary after the First Commercial Sale. Payment of the royalty is subject to the following conditions:

___________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

          (i) that only one royalty shall be due with respect to the same unit of Licensed Product;

          (ii) that no royalties shall be due upon the sale or other transfer among Schering, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon Schering's or its Affiliate's or its sublicensee's Net Sales to the first independent third party; and

          (iii) no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by Schering, Affiliates or its sublicenses as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or for clinical studies.

          4.5.3  Compulsory Licenses.  If a compulsory license is granted to a
                 -------------------
third party with respect to Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 4.5.1, then the royalty rate to be paid by Schering on Net Sales in that country under
Section 4.5.1 shall be reduced to the rate paid by the compulsory licensee.

          4.5.4  Third Party Licenses.  In the event that patent licenses from
                 --------------------
other third parties are required by Schering, its Affiliates and sublicensees in order to develop, make, have made, use or sell Licensed Product (hereinafter "Third Party Patent Licenses"), an amount equal to "*" of any royalties and/or payments actually paid under such Third Party Patent Licenses by Schering for sale of such Licensed Product in a country for such Calendar Quarter shall be creditable and offset against the royalty payments due Myriad with respect to the sale of such Licensed Products in such country; provided, however, that in
                                                    --------  -------
no event shall the reduction of royalties due to Myriad exceed "*" in any Calendar Quarter. Unused amounts may be carried over into subsequent quarterly periods.

     4.6  Reports; Method of Payment; Payment Exchange Rate and Currency
          -------------------------------------------------------------
Conversions.
-----------

___________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     (a)  Within ninety (90) days following the close of each Calendar
Quarter, following the First Commercial Sale of a Licensed Product, Schering shall furnish to Myriad a written report for the Calendar Quarter showing the Net Sales of Licensed Product sold by Schering, its Affiliates and its sublicensees in the Territory during such Calendar Quarter and the royalties payable under this Agreement for such Calendar Quarter. Simultaneously with the submission of the written report, Schering shall pay to Myriad, for the account of Schering or the applicable Affiliate or sublicensee, as the case may be, a sum equal to the aggregate royalty due for such Calendar Quarter calculated in accordance with this Agreement (reconciled for any previous overpayments or underpayments).

     (b) Payments to be made by Schering to Myriad under this Agreement shall be paid by check made to the order of Myriad or by bank wire transfer in immediately available funds to such bank account in the United States designated in writing by Myriad from time to time. Royalties shall be deemed paid by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversions to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the commercial rate of exchange prevailing in the United States on the last day of the calendar quarter for which such payments are made as customarily quoted for use for currency conversions between Schering and its Affiliates.
If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering shall, from time to time, deal with such monies as Myriad may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if royalties in any country cannot be remitted to Myriad for any reason within six
(6) months after the end of the Calendar Quarter during which they are earned, then Schering shall be obligated to deposit the royalties in a bank account in such country in the name of Myriad.

     4.7  Maintenance of Records; Audits.
          ------------------------------

     (a) Schering shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon the written request of Myriad and not more than once in each Calendar Year, Schering shall permit an independent certified public accounting firm of nationally recognized standing selected by Myriad and reasonably acceptable to Schering, at Myriad's expense, to have access during normal business hours to such of the records of Schering as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request and no later than forty-five (45) days after written request is made. The accounting firm shall disclose to Myriad only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Myriad.

     (b) If such accounting firm correctly concludes that additional royalties were owed during such period, Schering shall pay the additional royalties within thirty (30) days of the date Myriad delivers to Schering such accounting firm's written report so correctly concluding. Schering shall receive a credit for any overpayment of royalties. The fees charged by such accounting firm shall be paid by Myriad except Schering shall pay such fees in the event that the additional royalties owed by Schering vary from royalties paid by five percent (5%) or greater.

     (c) Schering shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Schering, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Myriad's independent accountant to the same extent required of Schering under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Myriad, and Schering and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

     (d) Myriad shall treat all financial information subject to review under this Section 4.7 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Schering obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

     4.8  Income Tax Withholding. If at any time, any jurisdiction within the
          ----------------------
Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Article IV, Schering shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article IV, or if applicable, Myriad will promptly reimburse Schering or its designee(s) for the amount of such payments. Schering shall provide Myriad with documentation of such withholding and payment in a manner that is satisfactory for purposes of such taxing authority. Any withholdings paid when due hereunder shall be for the account of Myriad and shall not be included in the calculation of Net Sales. Myriad shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment, which obligation shall survive the termination of the Agreement for a time period no less than the applicable statute of limitations. If Schering is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, Myriad shall promptly reimburse Schering for such payments, which shall not be included in the calculation of Net Sales.

     4.9  Direct Affiliate Licenses. Whenever Schering shall reasonably
          -------------------------
demonstrate to Myriad that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Myriad and such Affiliate, Myriad shall grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that Schering guarantees the Affiliate's obligations thereunder.

                                   ARTICLE V
                                    PATENTS
                                    -------

     5.1  Filing, Prosecution and Maintenance of Patents.  Each of Schering
          ----------------------------------------------
and Myriad agrees to file, prosecute and maintain in the Territory, upon appropriate consultation with the other, the Patent Rights owned by it and licensed under this Agreement. With respect to Joint Inventions, the Committee shall decide which party shall file, prosecute and maintain in the Territory the Patent Rights jointly owned by Schering and Myriad. Schering shall be responsible for the costs and expenses for the filing, prosecution and maintenance of the Patent Rights owned by it. With respect to Patent Rights owned by Myriad, Myriad shall be responsible for the costs and expenses for the filing, prosecution and maintenance of the Patent Rights owned by it in the United States and with respect to such costs and expenses for the filing, prosecution and maintenance of the Patent Rights outside of the United States, Schering shall reimburse Myriad for such costs and expenses so long as, and only if, Schering has agreed in writing with the filing, prosecution and maintenance of such Patent Rights. With respect to Joint Inventions, the costs and expenses therefore shall be apportioned by the Committee during the Research Term and thereafter by the parties, in accordance with and consistent with the principals set forth above. Notwithstanding anything contained herein to the contrary, Myriad shall be responsible for the filing, prosecution and maintenance in the Territory and the costs and expenses therefore for Patent Rights relating to Diagnostics and veterinary products. Each of Schering and Myriad shall provide to the other reasonable assistance to file and prosecute the Patent Rights, which shall include, without limitation, providing any data and information relating to the invention and access to the inventors of said inventions, as well as causing the execution of any patent documents. Each of Schering and Myriad shall have the right to use outside counsel to file and prosecute the Patent Rights, to be selected in the case of jointly owned or Schering owned Patent Rights, by Schering and reasonably acceptable to Myriad and, in the case of Myriad owned Patent Rights, to be selected by Myriad and reasonably acceptable to Schering. In each case, the filing party shall give the non-filing party an opportunity to review the text of the applications before filing, shall consult with the non-filing party with respect thereto, and shall supply the non-filing party with a copy of the applications as filed, together with notice of its filing date and serial number. Each of Schering and Myriad shall keep the other advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Patent Rights) and upon the request of a party, provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings.

     5.2  Option to Prosecute and Maintain Patents.  A filing party shall
          ----------------------------------------
give notice to the other of any desire to cease prosecution and/or maintenance of Patent Rights and, in such case, shall permit the original non-filing party, at its sole discretion, to continue prosecution or maintenance at its own expense. If an original non-filing party elects to continue prosecution or maintenance, the original party responsible for filing and maintenance of the Patent Rights shall execute such documents and perform such acts as may be reasonably necessary to effect an assignment of such Patent Rights to the original non-filing party in a timely manner to allow such party to continue such prosecution or maintenance. Any patents or patent applications so assigned shall no longer be considered Patent Rights.

     5.3  Enforcement.
          -----------

     (a) In the event that a party becomes aware of threatened or actual infringement in a country in the Territory of any issued patent within the Patent

Rights, such party will notify the other in writing to that effect, including with said written notice evidence to support an allegation of infringement by such third party.

     (b) Myriad shall be responsible for, in its sole discretion, obtaining a discontinuance of such infringement or bringing suit against the third party infringer with respect to Patent Rights owned by Myriad that are specifically directed to Diagnostic or veterinary rights or products. Notwithstanding anything contained herein to the contrary, Myriad shall have the right, but not the obligation, to bring such a suit. Myriad shall bear all the expenses of any such suit brought by it and shall retain any and all recovery and damages therefrom. Schering shall cooperate with Myriad (with any reasonable, receipted out-of-pocket expenses being reimbursed to Schering by Myriad) in any such suit for infringement of a Patent Right with respect to Diagnostic and veterinary rights or products brought by Myriad against a third party (which shall include providing any necessary assistance and executing any necessary documents), and shall have the right to consult with Myriad and to participate in and be represented by independent counsel in such litigation at its own expense. Myriad shall incur no liability to Schering as a consequence of such litigation with respect to Diagnostic and veterinary rights or products or any unfavorable decision resulting therefrom.

     (c)  Schering shall be responsible for, in its sole discretion, obtaining a discontinuance of any infringement or bring suit against a third party infringer with respect to a Licensed Product in the Field.
Notwithstanding anything contained herein to the contrary, Schering shall have the right, but not the obligation, to bring such a suit. Schering shall hear all the expenses of any such suit brought by it and shall retain any and all recovery and damages therefrom; provided, however, after all costs and expenses
                                --------  -------
have been deducted from the recovery and damages, then from the remaining amount Myriad will receive royalties equal to those due under the terms of this Agreement either (i) for the sale of any products which are found to be infringing Patent Rights in the final decision of a court or arbitrator or (ii) for patent infringement claims which are settled for the sale of any products which were alleged to have infringed Patent Rights. Myriad agrees to be named as a co-plaintiff if Schering brings suit and shall cooperate with Schering (with any reasonable, receipted out-of-pocket expenses being reimbursed to Myriad by Schering) in any such suit for infringement of a Patent Right brought by Schering against a third party (which shall include providing any necessary assistance and executing any necessary documents), and shall have the right to consult with Schering and to participate in and be represented by independent counsel in such litigation at its own expense. Schering shall incur no liability to Myriad as a consequence of such litigation or any unfavorable decision resulting therefrom. In the event, Schering chooses not to prosecute an infringement, Myriad shall have the right to do so. In such event, Schering shall cooperate with Myriad (which shall include providing any necessary assistance and executing any necessary documents) and Myriad shall retain any and all recovery and damages from such suit. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Schering.

     5.4  Third Party Infringement Suit. In the event that a third party sues
          ------------------------------
Schering alleging that Schering's, its Affiliates' or its sublicensees' making, using, importing, exporting, offering to sell or selling Licensed Products infringes or will infringe said third party's patent, then Schering may elect to defend such suit and, during the period in which such suit is pending, Schering shall have the right to withhold during the litigation up to fifty percent (50%) of the royalties due Myriad on sales of the allegedly infringing Licensed Product against its litigation expenses. If, as a result of a judgment in the litigation or settlement with the third party, Schering is required to pay royalties or other monies to such third parties, one-half (1/2) of such payments shall be offset against any royalties due Myriad hereunder, but only to the extent of reducing the royalties due Myriad by thirty three and one third percent (33 1/3%) in any Calendar Quarter. Unused amounts may be carried over to subsequent quarters.

     5.5  Certification under Drug Price Competition and Patent Term
          ----------------------------------------------------------
Restoration Act.  Myriad and Schering each shall immediately give notice to the
---------------
other of any certification of which they become aware filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that Patent Rights covering Compound(s) or Licensed Product(s) are invalid or that infringement will not arise from the manufacture, use, import, export, offer to sell or sale of Compound(s) or Licensed Product(s) by a third party.
If Myriad or Schering (depending on which party is defending the Patent Rights) decides not to bring infringement proceedings against the entity making such a certification, such party shall give notice to the other party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. The party receiving such notice may then, but is not required to, bring suit against the party that filed the certification. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

     5.6  Abandonment. Each of Schering and Myriad shall promptly give notice to
          -----------
the other, and in no case later than ninety (90) days prior to, the lapse, revocation, surrender, invalidation of abandonment of any Patent Rights for which it is responsible for the filing, prosecution and maintenance.

     5.7  Patent Term Restoration. The parties hereto shall cooperate with each
          -----------------------
other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, each of Schering and Myriad shall have the right to make the election and non-selecting party agrees to abide by such election.

     5.8  Notices. All notices, inquiries and communications in connection with
          -------
this Article V shall be sent to:

     If to Myriad:

     Venable, Baetjer, Howard & Civiletti
     Suite 1000
     1201 New York Avenue, N.W.
     Washington, DC 20005
     Attn:  Jeffrey L. Ihnen

     If to Schering:

     Schering Corporation
     2000 Galloping Hill Road
     Kenilworth, New Jersey  07033
     Attn: Staff Vice President and Associate General
     Counsel, Patents and Trademarks

                                   ARTICLE VI
                        CONFIDENTIALITY AND PUBLICATION
                        -------------------------------

     6.1  Nondisclosure Obligation. Myriad and Schering shall use Proprietary
          ------------------------
Information only in accordance with this Agreement and shall not disclose to any third party any Proprietary Information disclosed by one party to the other, without the prior written consent of the other party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of ten (10) years. These obligations shall not apply to Proprietary Information that:

     (a) is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;

     (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving party;

     (c) is subsequently disclosed to the receiving party by a third party who has the right to make such disclosure;

     (d) is developed by the receiving party independently of Proprietary Information or other information received from the disclosing party and such independent development can be properly demonstrated by the receiving party;

     (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

     (f) is necessary to be disclosed to sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of Licensed Product (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained in this Agreement, provided that the term
                                                         --------
of confidentiality for such third parties shall be no less than ten (10) years;
or

     (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.

Nothing herein shall be interpreted to prohibit either party from publishing the results of its studies in accordance with industry practices and as more further set forth in Section 6.3.

     6.2  No Publicity.  A party may not use the name of the other party in any
          ------------
publicity or advertising and, except as provided in Section 6.1, may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof, without the prior written consent of the other party. The parties shall agree on a form of initial press release that may be used by either party to describe this Agreement. Nothing in the foregoing, however, shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

     6.3  Publication.  During the term of the Research Program, Schering
          -----------
and Myriad each acknowledge the other party's interest in publishing its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either party, its employees or consultants wishing to make a publication covering information arising from the Research Program or in the Field shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation (the "Review Period"). If either party reasonably determines that the proposed disclosure would reveal a Research Invention or Proprietary Information, then such party shall notify the other of such determination and its basis prior to the expiration of the Review Period. With respect to disclosure of a Research Invention, both parties agree not to submit the written publication or presentation of the oral public disclosure, or otherwise disclose the results of the Research Program in any manner that would compromise Myriad's or Schering's ability to obtain valid Patent Rights covering such Invention. Neither party shall disclose results of the Research Program and/or any Research Invention until one of the following events occurs: (i) Schering and Myriad agree that no patentable Research Invention exists; (ii) Schering or Myriad files a patent application claiming the relevant Invention pursuant to Section 5.1; or (iii) Schering and Myriad jointly agree upon revisions that prevent disclosure of any Invention. The foregoing notwithstanding, in the event that either of Schering or Myriad
(hereinafter referred to as a "notifying party") notifies the other that a proposed publication of results of the Research Program contains information which is of substantial commercial importance to the notifying party, the proposed publication shall be delayed by the publishing party (including any other form of public disclosure of such information) for a period not to exceed eighteen (18) months from the filing date of the first patent application covering the information contained in the proposed publication. In the event that the notifying party notifies the other of evidence that an independent third party is preparing to publish, or otherwise publicly disclose, essentially the same information as that contained in the proposed publication which has been delayed, the notifying party will seriously consider a request by the publishing party to allow such delayed publication to occur on an expedited bases, provided that absent written approval from the notifying party no such expedited publication shall occur.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     7.1  Representations and Warranties of Each Party.  Each of Myriad and
          --------------------------------------------
Schering hereby represents, warrants and covenants to the other party hereto as follows:

     (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

     (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, subject only to receipt of requisite boards of directors' approvals;

     (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the right, power and authority to grant the licenses under Article III;

     (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or
(iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

     (e) except for the governmental and regulatory approvals required to market the Licensed Product in the Territory, the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

     (f) this Agreement has been duly authorized, executed and delivered and constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

     (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

     7.2  Myriad's Representations. Myriad hereby represents, warrants and
          ------------------------
covenants to Schering as follows:

     (a) to the best of Myriad's knowledge, Patent Rights and Myriad Know-How are subsisting and are not invalid or unenforceable, in whole or in part;

     (b) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted under Article III hereof;

     (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Patent Rights or Myriad Know-How;

     (d) to the best of Myriad's knowledge, it is the sole and exclusive owner of the existing Patent Rights and Myriad Know-How, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Patent Rights and Myriad Know-How, whatsoever;

     (e) to the best of Myriad's knowledge, the licensed Patent Rights and Myriad Know-How and the development, manufacture, import, export, offer to sell, use and sale of Licensed Products will not interfere or infringe on any intellectual property rights owned or possessed by any third party;

     (f) to the best of Myriad's knowledge, there are no third party pending patent applications which, if issued, may cover the Patent Rights or manufacture, use or sale of Licensed Product;

     (g) there are no claims, judgments or settlements against or owed by the Myriad or pending or threatened claims or litigation relating to Patent Rights and Myriad Know-How;

     (h) it has disclosed and will disclose, consistent with the terms of this Agreement, to Schering all Myriad Know-How and other relevant information, including, without limitation, all Myriad Know-How and other information relating to the Patent Rights, the Licensed Product and the Research Program;

     (i) Myriad will use diligent efforts not to diminish the right under Myriad Know-How granted to Schering hereunder, including, without limitation, by not committing or permitting any acts or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Licensed Product and in connection therewith, Myriad agrees to provide Schering promptly with notice of any such alleged breach and Myriad is in compliance in all material respects with any such agreements with third parties;

     (j) there are no collaborative, licensing, material transfer, supply, distributorship or marketing agreements or arrangements or other similar agreements to which Myriad or any of its Affiliates are party relating to the Patent Rights or Myriad Know-How, nor has Myriad granted any rights to any third party with respect to the Patent Rights or Myriad Know-How.

     7.3  Continuing Representations.  The representations and warranties
          ---------------------------
of each Party contained in Sections 7.1 and 7.2 shall survive the execution of this

Agreement and shall remain true and correct after the date hereof with the same effect as if made as of the date hereof.

     7.4  No Inconsistent Agreements.  Neither Party has in effect and
          ---------------------------
after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

                                  ARTICLE VIII
                  INDEMNIFICATION AND LIMITATION ON LIABILITY
                  -------------------------------------------

     8.1  Indemnification by Schering. Schering shall indemnify, defend and hold
          ---------------------------
harmless Myriad and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Myriad Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in Sections
8.5 and 8.6 (collectively, a "Liability") which the Myriad Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with
(i) the breach by Schering of any covenant, representation or warranty contained in this Agreement, (ii) any negligent act or omission or willful misconduct of Schering (or any Affiliate thereof) in (or any strict liability claim based on) the promotion, marketing and sale of the Licensed Product or any other activity conducted by Schering under this Agreement which is the proximate cause of injury, death or property damage to a third party, (iii) the successful enforcement by a Myriad Indemnified Party of its rights under this Section 8.1.

     8.2  Indemnification by Myriad. Myriad shall indemnify, defend and hold
          -------------------------
harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Schering Indemnified Party") from and against any Liability which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Myriad of any covenant, representation or warranty contained in this Agreement; or (ii) the successful enforcement by a Schering Indemnified Party of its rights under this Section 8.2.

          8.3  Conditions to Indemnification.  The obligations of the
               -----------------------------
indemnifying party under Sections 8.1 and 8.2 are conditioned upon the delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability. The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

     8.4  Settlements.  Neither party may settle a claim or action related to a
          -----------
Liability without the consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

     8.5  Limitation of Liability.  WITH RESPECT TO ANY CLAIM BY ONE PARTY
          -----------------------
AGAINST THE OTHER ARISING OUT OF THE PERFORMANCE OR FAILURE OF PERFORMANCE OF THE OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT THE LIABILITY OF SUCH PARTY TO THE OTHER PARTY FOR SUCH BREACH SHALL BE LIMITED UNDER THIS AGREEMENT OR OTHERWISE AT LAW OR EQUITY TO DIRECT DAMAGES ONLY AND IN NO EVENT SHALL A PARTY BE LIABLE FOR LOST PROFITS, COVER DAMAGES, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

     8.6  Disclaimer of Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED
          ------------------------
IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY TECHNOLOGY, PRODUCTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     8.7  Insurance.  Each party acknowledges that they each maintain and shall,
          ---------
during the term of this Agreement, maintain adequate insurance and/or a self-insurance program for liability insurance adequately covering such party's obligations under this Agreement and specifically, Myriad shall maintain a minimum of product liability insurance of $10,000,000 per occurrence. Each party shall provide the other party with evidence of such insurance, upon request.

                                   ARTICLE IX
                              TERM AND TERMINATION
                              --------------------

     9.1  Term and Expiration.  This Agreement shall be effective as of the day
          -------------------
first written above and unless terminated earlier pursuant to Sections 9.2 or 9.3 below, the term of this Agreement shall continue in effect until expiration of the last to expire Patent Right or, if later, ten (10) years after the first Commercial Sale of a Licensed Product. Upon expiration of this Agreement due to expiration of the last to expire Patent Right or, if later, ten
(10) years after the First Commercial Sale of a Licensed Product, the licenses pursuant to Sections 3.1 and 3.3 shall become fully paid-up, irrevocable, worldwide, perpetual licenses.

     9.2  Termination by Schering.  Notwithstanding anything contained
          -----------------------
herein to the contrary, Schering shall have the right to unilaterally terminate this Agreement after the third (3rd) anniversary thereof, with or without cause, at any time by giving ninety (90) days advance written notice to Myriad.

     9.3  Termination for Cause. This Agreement may be terminated by notice by
          ---------------------
either party at any time during the term of this Agreement:

     (a) with respect to obligations other than payment obligations, if the other party is in breach of its material obligations hereunder and has not cured or taken steps to substantially cure such breach within ninety (90) days after notice of the breach with reasonable detail of the particulars of the alleged breach and with respect to payment obligations due and owing, if Schering has not cured or taken steps to substantially cure such breach (such as the mailing of the check therefore) within fifteen (15) days after notice of the particulars of the alleged breach; or

     (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business or in a substantial portion of such party's business is subject to attachment or similar
process; provided, however, in the case of any involuntary bankruptcy proceeding
         --------  -------
such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within sixty (60) days after the filing thereof.

     9.4  Effect of Termination on License.
          --------------------------------

     (a)  In the event Schering unilaterally terminates this Agreement under
Section 9.2 or in the event Myriad terminates this Agreement because of material breach by Schering, the licenses for commercial purposes granted to Schering under Sections 3.1 and 3.3 shall terminate (and, in effect, automatically revert back to Myriad) and Schering shall have a non-exclusive fully paid-up, perpetual, irrevocable, worldwide license to use the Research Inventions, Myriad Know-How arising from the Research Program and Patent Rights for research and development purposes only; provided, however, Schering shall have no license to
                           --------  -------
use any Myriad patents or patent applications that were filed prior to the commencement of the Research Program. Notwithstanding anything contained herein to the contrary, in the event a Licensed Product arises therefrom, the milestone and royalty obligations continue and remain in full force and effect.

     (b) In the event Schering terminates this Agreement because of material breach by Myriad (whether before or after the Research Terms), Schering shall have the option to either (i) continue the exclusive license and in such case the milestone and royalty obligations shall continue in full force and effect; or (ii) convert its exclusive license to a non-exclusive license and in such case shall have a paid-up license for research and development purposes as set forth in (a) above, and for commercial purposes, such license shall be royalty-bearing but at a royalty rate reduced by fifty (50%) of the applicable royalty rate for a Licensed Product.

     (c)  In the event Schering terminates this Agreement because of material breach by Myriad, the commercial license granted to Myriad under
Section 3.1(b) shall terminate and Myriad shall have a non-exclusive, fully paid-up, perpetual, irrevocable, worldwide license to the Research Inventions and Patent Rights for research and development purposes for veterinary and Diagnostic products only; provided, however, Schering shall have no license to
                          --------  -------
use any Myriad patents or patent applications that were filed prior to the commencement of the Research Program.

     (d)  In the event Schering terminates this Agreement under Section
9.3(b) or this Agreement is otherwise terminated under Section 9.3(b), all rights and licenses granted under or pursuant to this Agreement by Myriad to Schering are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The parties agree that Schering, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Myriad under the Bankruptcy Code, Schering shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefor by Schering. Such intellectual property and all embodiments thereof shall be promptly delivered to Schering (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Schering, unless Myriad elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Myriad upon written request therefor by Schering. Myriad shall not interfere with the rights of Schering as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof), including any right of Schering to obtain such intellectual property (or such embodiment) from any other entity.

     9.5  Effect of Termination.  Except as otherwise set forth above in
          ---------------------
Section 9.4 above and as set forth below, in the event of termination, the rights and obligations of both parties, including any payment obligations not due and owing as of the termination date, shall terminate. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article VI and VIII shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) sold prior to such termination.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

     10.1  Assignment.  Neither this Agreement nor any or all of the rights
           ----------
and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of such party, without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 10.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided, however, Schering or Myriad may, without such
                         --------  -------
consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction;

provided, however, Myriad may only make such assignment without Schering's
--------  -------
written consent in connection with any of the above referenced sale of assets, merger or similar transaction if such transaction is with a company or organization primarily engaged in research and development of products and services utilizing recombinant, genomic, genetic engineering or other similar technologies used in the biotechnology industry. This Agreement shall be binding upon and inure to the benefit of each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

     10.2  Governing Law.  Except for disputes between the parties hereto
           -------------
under Article V which will be governed by Federal law and brought in the Federal District Court of New Jersey, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

     10.3  Arbitration.
           -----------

     (a)   The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of the Agreement. In the event of the occurrence of any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of the Agreement including disputes relating to an alleged breach or termination of the Agreement it shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner set forth below; provided, however, that the neutral referred to
                               --------  -------
below shall give effect to the provisions of the Agreement and shall not adjust, modify or change the effects of termination as set forth in the Agreement.

     (b) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") by certified or registered mail or properly documented overnight delivery to the other party informing such other party of such intention and the issues to be resolved. The notice shall explain the nature of the complaint and refer to the relevant sections of the Agreement upon which the complaint is based. The complaining party shall also set forth a proposed solution to the problem, including a suggested time frame within which the parties must act.

     (c) The non-complaining party must respond in writing within forty-five (45) days of receiving notice with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action. The non-complaining party may add additional issues to be resolved.

     (d) Within fifteen (15) days of receipt of the response from the non-complaining party, the parties shall meet and discuss options for resolving the dispute. The complaining party must initiate the scheduling of this resolution meeting. Each party shall make available appropriate personnel to meet and confer with the other party within the fifteen (15) day period following the complaining party's receipt of the response by the non-complaining party.

     (e)   Any and all disputes that cannot be resolved pursuant to
Paragraphs (b), (c) and (d) shall be submitted to a neutral who shall be selected by mutual agreement of the parties. If the parties are unable to agree upon a neutral, then the neutral shall be selected in accordance with the procedures of the American Arbitration Association. The neutral shall be an individual who shall preside over and resolve any disputes between the parties. The neutral selected shall be a former judge of a state or federal court and shall not be a current or former employee, director or shareholder of, or otherwise have any current or previous relationship with, either party or its
respective affiliates.   The ADR shall be conducted in accordance with the rules
of the American Arbitration Association then in effect, subject to the time periods and other provisions of this Exhibit or as otherwise set forth in the Agreement.

     (f) Consistent with the time schedule established pursuant to Paragraphs (g) and (h) the neutral shall hold a hearing to resolve each of the issues identified by the parties and shall render the award as expeditiously as possible but in no event more than thirty (30) days after the close of hearings. In making the award the neutral shall rule on each disputed issue and shall be based on in whole or in part the proposed ruling of one of the parties on each disputed issue.

     (g) During the meeting referred to in Paragraph (d), the parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the parties are unable to reach agreement as to the scope and schedule of discovery, the neutral may order such discovery as he deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60) days from the date of the
selection of the neutral.   At the hearing, which shall commence within twenty
(20) days after completion of discovery unless the neutral otherwise orders, the parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the neutral, the hearing shall be conducted over a period not to exceed thirty (30) consecutive business days, with each party entitled to approximately half of the allotted time unless otherwise ordered by the neutral. In the event that Schering files the ADR Request pursuant to Paragraph (a) hereof, then the hearing shall be conducted in Salt Lake City, Utah. In the event that Myriad files the ADR Request pursuant to Paragraph (a) hereof, then the hearing shall be conducted in Newark, New Jersey. Each party shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering its decision, apply the substantive law of New York. The decision of the neutral shall be final and not appealable, except in the case of fraud or bad faith on the part of the neutral or any party to the ADR proceeding in connection with the conduct of such proceedings.

     (h) At least twenty (20) business days prior to the date set for the hearing, each party shall submit to each other party and the neutral a list of all documents on which such party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the hearing, each party must submit to the neutral and serve on each other party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the parties shall each submit such post-hearing briefs to the neutral addressing the evidence and issues to be resolved as may be required or permitted by the neutral.

     (i) Except as otherwise set forth herein, the neutral shall determine the proportion in which the parties shall pay the costs and fees of the ADR, except that each party shall pay its own costs (including, without limitation, reasonable attorneys fees) and expenses in connection with such ADR; provided,
                                                                     --------
however, that if the neutral determines that the action of any party was
-------
arbitrary, frivolous or in bad faith, the neutral may award such costs and expenses to the prevailing party.

     (j) The ADR proceeding shall be confidential and, except as required by law, neither party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of the other party. The existence of any dispute submitted by ADR, and the award of the neutral, shall be kept in confidence by the parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

     (k) For the purposes of these arbitration provisions, the parties acknowledge their diversity and agree to accept the jurisdiction of the Federal District Court in Newark, New Jersey or Salt Lake City, Utah (as selected by the party seeking to enforce) for the purposes of enforcing awards entered pursuant to these arbitration provisions and for enforcing the agreements reflected in this Paragraph (k).

     (l) Nothing contained herein shall be construed to permit the neutral or any court or any other forum to award punitive, exemplary or any similar damages. By entering into the Agreement and exercising their rights to arbitrate, the parties expressly waive any claim for punitive, exemplary or any similar damages. The only damages recoverable under this Agreement are compensatory damages.

     (m) The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the parties which are expressly identified for resolution in accordance with these arbitration provisions.

     10.4  Prohibition on Hiring.  Neither party nor its Affiliates shall,
           ---------------------
during the period commencing with the Effective Date and ending three (3) years after the research term, hire any person employed by the other party or its Affiliates during such period, whether such person is hired as an employee, investigator, independent contractor or otherwise, without the express written consent of the other party.

     10.5  Waiver.  Any delay or failure in enforcing a party's rights
           ------
under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

     10.6  Independent Relationship.  Nothing herein contained shall be
           ------------------------
deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

     10.7  Export Control.  This Agreement is made subject to any
           --------------
restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Myriad or Schering from time to time by the government of the United States of America. Furthermore, Schering agrees that it will not export, directly or indirectly, any technical information acquired from Myriad under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

     10.8  Entire Agreement; Amendment.  This Agreement, including the
           ---------------------------
Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements, writings and understandings between the parties.

There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein and therein. No terms or provisions of this Agreement shall be varied or modified and no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party.

     10.9  Notices.  Each notice required or permitted to be given or sent
           -------
under this Agreement shall be given by facsimile transmission (with confirmation copy by registered first-class mail) or by registered or overnight courier (return receipt requested), to the parties at the addresses and facsimile numbers indicated below.


      If to Myriad, to:

      Myriad Genetics, Inc.
      320 Wakara Way
      Salt Lake City, Utah 84108
      Attention:  President
      Facsimile No.: (801) 584-3640

      with copies to:

      Mintz, Levin, Cohn, Ferris,
       Glovsky and Popeo, P.C.
      One Financial Center
      Boston, Massachusetts 02111
      Attn:  Jeffrey M. Wiesen
      Facsimile No.: (617) 542-2241

      If to Schering, to:

      Schering-Plough Corporation
      2000 Galloping Hill Road
      Kenilworth, New Jersey  07033
      Attention:  President
      Facsimile No.: (908) 298-5379
     with copies to:


     Schering Corporation
     1 Giralda Farms
     Madison, New Jersey 07940
     Attention:  Joseph C. Connors,
                 Executive Vice President and General Counsel
     Facsimile No.: (201) 822-1960

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

     10.10 Force Majeure.  Failure of any party to perform its obligations
           -------------
under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is caused by any cause beyond the reasonable control of such non-performing party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right; provided however, that the party affected shall promptly notify
                -------- -------
the other party for the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

     10.11 Severability.  If any provision of this Agreement is declared
           ------------
invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the
                                                 --------  -------
event that the terms and conditions of this Agreement are materially altered the parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provision in light of the intent of this Agreement.

     10.12 Recording.  Each party shall have the right, at any time, to
           ---------
record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the Territory, and Myriad or Schering, as the case may be, shall provide reasonable assistance to the other in effecting such recording, registering or notifying.

     10.13 Further Actions.  Each party agrees to execute, acknowledge and
           ---------------
deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     10.14 Counterparts.  This Agreement shall become binding when any one
           ------------
or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


MYRIAD GENETICS, INC.              SCHERING CORPORATION

By: /s/Peter D. Meldrum            By: /s/David Poorvin
    ---------------------              ---------------------
Title: President and CEO           Title: Vice President
       -----------------                 -------------------


                                   SCHERING-PLOUGH, LTD.

                                   By: /s/David Poorvin
                                       ---------------------
                                   Title: Vice President
                                         -------------------

                                                                     Exhibit 2.1
                                                                     -----------


Research Plan:  Prostate susceptibility genes

     The research agreement will begin with Myriad Genetics continuing its ongoing aggressive program to identify prostate cancer susceptibility genes by "*". This is Myriad's area of unique resources and expertise. "*". We anticipate that "*" will be identified in "*" and "*" in "*", but of course the precise timing of these events is unknown. Other aspects of the research work will begin "*". These include: "*".

Specific goals:

     "*".

Research Plan:  Other cancer genes

     "*".

_________________
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.



                                      -1-


Confidential treatment has also been requested for Pages 2 through 4 of this
Exhibit 2.1  and are omitted and filed separately with the Commission.

                                                                     Exhibit 3.8
                                                                     -----------

ADVERSE EVENT REPORTING PROCEDURES FOR LICENSED PRODUCTS


1.  An Adverse Event ("AE") is defined as:

    a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of a drug, biological product, or device in humans, whether or not considered related to the use of that product:

          . occurring in the course of the use of a drug, biological product or device,

          . associated with, or observed in conjunction with product overdose, whether accidental or intentional,

          . associated with, or observed in conjunction with product abuse, and/or

          . associated with, or observed in conjunction with product withdrawal

     b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of in clinical trials).

2.   Serious or Non-Serious is defined as:

     a) A serious AE is one that is life threatening or fatal, permanently disabling, requires or prolongs in-patient hospitalization or prolonged hospitalization, or is a congenital anomaly, cancer or overdose. In addition, end organ toxicity, including hematological, renal, hepatic, and central nervous system AEs, may be considered serious. In laboratory tests in animals, a serious AE includes any experience suggesting significant risk for human subjects.

     b) A Non-serious AE is any AE which does not meet the criteria for a serious AE.

3. Life-threatening is defined as: the patient is at immediate risk of death from the AE as it occurs.

4. End-Organ Toxicity is defined as: A medically significant event or lab value change in which a patient may not necessarily be hospitalized or disabled, but is clinically significant enough to warrant monitoring (e.g. seizures, blood dyscrasias).

5.   Expected or unexpected is defined as:

     a) Expected AE - An AE which is listed in the Investigator's Brochure for clinical trials, included in local labelling (e.g., Summary of Product Characteristics) for Marketed Drugs, or in countries with no local labelling, in the Corporate Standard Prescribing Document.

     b) Unexpected AE - An AE that does not meet the criteria for an expected AE or an AE which is listed but differs from that event in terms of severity or specificity.

6. Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the AE was caused by the drug.

7. Un-associated or unrelated to the use of the drug is defined as: A reasonable possibility exists that the AE may not have been caused by the drug.

8. NDA Holder is defined as: An "Applicant" as defined in 21 CFR Part 314.3(b), for regulatory approval of a Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

9. IND Holder is defined as: A "Sponsor" as defined in 21 CFR Part 312.3(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

10. Capitalized terms not defined in this Appendix shall have the meaning assigned thereto in the Agreement.

11.  With respect to all Licensed Products, the parties agree as follows:

     All initial reports (oral or written) for any and all Serious AEs as defined above which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within two days of receipt of the information.

     Written confirmation of the Serious AE received by the Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within two working days of initial report of the Serious AE by such Party.

     All Parties and Holders should exchange Medwatch and/or CIOMS forms and other health authority reports within two working days of submission to any regulatory agency.

     All initial reports and follow-up information received for all non-serious AEs for marketed Products which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party and/or all Holders on a monthly basis, on Medwatch or CIOMs forms (where possible).

     Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious AEs, provided, however, that neither Party shall be obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of adverse events.

12.  The parties further agree that:

     a) a written report be forwarded to the other Party within two working days of receipt by the Party making the report, for Aes for animal studies which suggest a potential significant risk for humans;

     b) each Party will give the other Party a print-out or computer disk of all Aes reported to it and its Affiliates relating to Products within the last year, within 30 days of receipt of a request from the other Party;

     c) upon request of a Party, the other Party shall make available its AE records relating to Products (including computer disks) for viewing and copying by the other Party.

     d) disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates continue to clinically test or market product(s) containing Products.

     e) all written regulatory reports, including periodic NDA, annual IND, safety updates, or foreign equivalents thereto, etc. should be sent by a Party to the other Party within 2 working days of submission to the appropriate regulatory agency. The Parties shall agree on a procedure for preparing these reports.

13. Each Party shall diligently undertake the following further obligations where both parties are or will be commercializing products hereunder and/or performing clinical trials with respect to product:

     a) to immediately consult with the other Party, with respect to the investigation and handling of any Serious AE disclosed to it by the other Party or by a third Party and to allow the other Party to review the Serious AE and to participate in the follow-up investigation;

     b) to immediately advise the other Party of any Product safety communication received from a health authority and consult with the other Party with respect to any product warning, labelling change or change to an investigators' brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;

     c) to diligently handle in a timely manner the follow-up investigation and resolution of each AE reported to it;

     d) to provide the other Party mutually agreed upon audit rights of its AE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing Party and under customary confidentiality obligations;

     e) to meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Appendix, including identification of those individuals in each Party's Drug Safety group who will be responsible for reporting to and receiving AE information from the other Party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

     f)   where possible, to transmit all data electronically;

     g) to report to each other any addenda, revisions or changes to this Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

               h) to utilize English as the language of communication and data exchange between the Parties;

     i) to develop a system of exchange of documents and information in the event that the Agreement involves more than two Parties.

                                  EXHIBIT 4.2

                           Stock Purchase Agreement


                      [SEE EXHIBIT 10.38 FILED HEREWITH]